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                                                                    Exhibit 10.2

                                 EMPLOYMENT AGREEMENT
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THIS AGREEMENT is made as of December 10, 2001, between Cable Design
Technologies Corporation, a Delaware corporation (the "Company"), and Ferdinand
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Kuznik ("Executive").
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In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Employment.  The Company shall employ Executive, and Executive hereby
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accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").
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2.  Position and Duties.
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    (a) During the Employment Period, Executive shall serve as Chief Executive
Officer of the Company and shall render such services to the Company and its affiliates as may be from time to time reasonably directed by the Board of Directors of the Company (the "Board") or such persons as may be designated by the Board.

    (b) Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its affiliates, and follow the reasonable instructions of the Board and/or the Company's Chairman. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner, and Executive shall comply with all policies and guidelines adopted from time to time by the Company.

3.  Base Salary, Bonus and Benefits.
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    (a) Base Salary.  During the Employment Period, Executive's base salary
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shall be $600,000 per annum (the "Base Salary") or such higher rate as the Board
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may designate from time to time, which salary shall be payable in regular installments in accordance with the Company's general payroll practices.

    (b) Annual Bonus.  In addition to the Base Salary, with respect to each
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fiscal year of the Company while this Agreement is in effect, Executive shall be entitled to receive a bonus in an amount to be established by the Compensation Committee of the Board (the "Compensation Committee") for each such fiscal year
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that the Company meets or exceeds the financial targets established by the Board or the Compensation Committee. In lieu of such bonus, Executive shall receive a guaranteed bonus of $150,000 for the fiscal year ending immediately after Executive's commencement of employment.
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     (c) Stock Options.  As of a specific date or dates to be set by the
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Compensation Committee, Executive shall receive options to purchase an aggregate of 500,000 shares of the Company's common stock at such time and pursuant to such grants as the Compensation Committee deems advisable (the "Options"). The
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Options shall be made pursuant to the terms and conditions of the Company's 2001
Long-Term Performance Incentive Plan, as amended from time to time, or such other plan as deemed advisable by the Company as well as any agreement executed in connection with the grant of the Options, which agreement shall provide for accelerated vesting upon a change in control of the Company.

     (d) Expenses.  The Company shall reimburse Executive for all reasonable
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expenses incurred by him in the course of performing his duties under this
Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. Furthermore, the Company shall reimburse Executive for (i) all reasonable expenses incurred by him in connection with his relocation to the Pittsburgh area and (ii) for a period of one year, his rent expense of an apartment in the Pittsburgh area in an amount as approved by the Compensation Committee.

     (e) Other Benefits.  Executive shall be entitled to receive benefits
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generally offered to the Company's senior management employees, including, without limitation, eligibility for stock option grants.

4.   Term.
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     (a) Employment Period.  The Employment Period shall continue until such
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time as the Executive tenders his resignation in writing to the Company
(provided that Executive must give the Company at least 90 days notice, which notice may be waived by the Company and such resignation accepted with effect immediately or during such 90 day period) (the date on which such resignation becomes effective is referred to herein as the "Expiration Date"); provided,
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that (i) the Employment Period shall terminate prior to the Expiration Date upon
Executive's death or Executive's incapacity or inability to perform his services as contemplated herein for a period of at least 180 consecutive days because of his physical or mental health shall have become impaired so as to make impossible or impractical for him to perform the duties and responsibilities contemplated for him hereunder, (ii) the Employment Period may be terminated by the Company at any time prior to the Expiration Date for Cause (as defined below) or without Cause, and (iii) the Employment Period may be terminated by Executive at any time prior to the Expiration Date for Good Reason (as defined below).

     (b) Termination Without Cause or for Good Reason.  If the Employment Period
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is terminated by the Company without Cause or by Executive for Good Reason prior to the Expiration Date, Executive shall be entitled to receive (i) any accrued and unpaid salary through the effective date of the termination of his employment and (ii) Executive's Base Salary for a period of 12 months following the effective date of the termination of his employment (which shall be paid in one lump sum payment at Executive's request).

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     (c)  Death/Disability.  If the Employment Period is terminated pursuant to
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clause (a)(i) above, Executive shall be entitled to receive (i) any accrued and unpaid salary through the effective date of the termination of his employment,
(ii) any benefits under employee benefit policies in effect on the date of termination and covering Executive.

     (d)  Other Terminations.  If the Employment Period is terminated by the
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Company for Cause, Executive shall be entitled to receive any accrued and unpaid salary through the effective date of the termination of his employment. Executive's rights under this Agreement shall be in addition, and not in lieu of, any rights Executive may have under a change-in-control agreement with the Company.

     (e)  Rights Following Termination.  Except as set forth in clause (b) and
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(c) above, all of Executive's rights to fringe benefits and bonuses hereunder
(if any) which accrue after the termination of the Employment Period shall cease upon such termination.

     (f)  Cause.  For purposes of this Agreement, "Cause" shall mean (i)
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Executive's conviction of any felony involving dishonesty, fraud or breach of trust with respect to the Company or its subsidiaries, or (ii) Executive's willful engagement in gross misconduct in the performance of his duties that is materially and demonstrably injurious to the Company and its subsidiaries, which conduct is not cured after notice (any action or failure to act shall not be "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that the act, or failure to act was in the best interests of the Company and its subsidiaries);

     (g)  Good Reason.  For purposes of this Agreement, "Good Reason" shall mean
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that without Executive's express written consent:

               (i) he is assigned duties materially inconsistent with his position, duties and responsibilities with the Company and/or its subsidiaries, excluding for this purpose isolated, insubstantial and inadvertent action(s) not taken in bad faith and remedied by the Company or applicable subsidiary promptly after receipt of notice from him;

               (ii) the Company or any of its subsidiaries reduces his annual base salary as in effect on the date hereof or as the same may be increased from time to time;

               (iii) the Company or any of its subsidiaries reduces his aggregate compensation and incentive and benefit package as then in effect;

               (iv) the Company or any of its subsidiaries requires him regularly to perform his duties of employment beyond a fifty-mile radius from the location of his employment;

               (v) the Company or any of its subsidiaries takes any other action which materially and adversely changes the conditions or perquisites of his employment as then in effect; or

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               (vi)  the Company or any of its subsidiaries fails to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated by Section 9 hereof.

5.   Survival.  Paragraphs 4 through 11 shall survive and continue in full force
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in accordance with their terms notwithstanding any termination of the Employment
Period and/or Executive's employment.

6.   Notices.  Any notice provided for in this Agreement shall be in writing and
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shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:
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          Ferdinand Kuznik
          39 Castleton Court
          North Barrington, IL 60010

          Notices to the Company:
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          Cable Design Technologies Inc.
          Foster Plaza 7
          661 Andersen Drive
          Pittsburgh, Pennsylvania 15220
          Attention: General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

7.   Severability.  Whenever possible, each provision of this Agreement shall be
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interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.   Counterparts.  This Agreement may be executed in separate counterparts,
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each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

9.   Successors and Assigns.  This Agreement is intended to bind and inure to
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the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. The Company will require any successor (whether direct

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or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Cable Design Technologies Corporation and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

10.  Choice of Law; Venue.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware exclusive of the conflict of law principles thereof.

11.  Amendment and Waiver.  The provisions of this Agreement may be amended or
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waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                                 *    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    CABLE DESIGN TECHNOLOGIES INC.
                                    at the direction of the Compensation
                                    Committee of the Board of Directions


                                    By __________________________
                                    Name:
                                    Title:


                                    _____________________________
                                    Ferdinand Kuznik

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